[*CONFIDENTIAL TREATMENT REQUESTED]





                    TMS VSC LICENSE AGREEMENT


                             BETWEEN


                     VSC TECHNOLOGIES, LLC,
              A DELAWARE LIMITED LIABILITY COMPANY


                               AND


                           TMS, INC.,
                     AN OKLAHOMA CORPORATION




















                        October 10, 2002

                    TMS VSC LICENSE AGREEMENT

      THIS TMS VSC LICENSE AGREEMENT (the "Agreement"), made and entered into as of the 10th day of October, 2002 by and between VSC Technologies, LLC, a Delaware limited liability company
("LLC") and TMS, Inc., an Oklahoma corporation ("TMS").

        WHEREAS, contemporaneously herewith, Measurement Incorporated, a North Carolina corporation ("MI"), along with TMS and LLC have entered into that certain Master Agreement (the "Master Agreement"), pursuant to which, among other things, the parties agreed that TMS and the LLC shall enter into this Agreement; and

      WHEREAS, in addition to entering into the Master Agreement, MI, TMS and LLC have contemporaneously entered into that certain
Operating Agreement;

     NOW, THEREFORE, in consideration of the premises, the parties agree as follows:

     1.   Definitions.

          1.1. Code shall mean computer programming code and any other machine processable material necessary to complete the computer programming code.

          1.2. Confidential Information shall have the meaning given in Section 3.01 of the Master Agreement.

          1.3. Copy shall mean a material object in which a work is fixed by any method now known or later developed, and from which the work can be communicated, either directly or with the aid of a machine or device. The term "copy" includes the material object in which a work is first fixed, including a diskette, or a file which may be downloaded via any electronic or telecommunications means.

          1.4. Documentation (in lower case) shall mean textual and/or graphic material, perceivable directly by humans and/or with the aid of a device or machine, relating to a computer program; (when capitalized) the term shall mean documentation relating to the Licensed Software.

          1.5. Education Market shall mean customers (including, but not limited to, educational testing companies, private and governmental departments of education and colleges, universities and similar institutions) which conduct testing, surveys or otherwise collect and/or archive information in or for educational systems or institutions.

          1.6. Executable Code shall mean the machine readable form of the Code.

          1.7. Field means the market for delivering products and/or services for the purpose of scoring and measuring the results of
constructed  response  and  selected  response  answers   against
predefined criteria and for archiving and exploiting stored images, but shall exclude the Education Market.

          1.8. Intellectual Property Rights shall mean any and all rights to exclude existing from time to time in a specified jurisdiction under patent law, copyright law, moral rights law, trade secret law, trademark law, unfair competition law, or other similar rights.

          1.9. Item shall mean a constructed response answer to be read or archived using the Licensed Software.

          1.10. Licensable Activity shall mean any activity encompassed by one or more Intellectual Property Rights, e.g., an activity which, absent a license, would give rise to liability for infringement (or inducement of infringement or contributory infringement) of the Intellectual Property Right(s).

          1.11.     License shall have the meaning given in
Section 2.1.

          1.12. Licensed Marks shall mean those trademarks listed in Annex A hereto, and all other trademarks now or hereafter owned by LLC, relating to the Field.

          1.13. Licensed Software shall mean the software listed in Annex A hereto, all Improvements (as such term is defined in the Operating Agreement) and Modifications (as defined in Section 3.5 thereto) thereto and all other Program Technology (as such term is defined in the Operating Agreement), relating to the Field.

          1.14. Net Sales shall mean TMS's invoice price of Licensed Software, f.o.b. factory, sold or leased by TMS, less only: (a) sales taxes, shipping and/or insurance if these are separately itemized on the invoice; and (b) credits, product returns, refunds, rebates, chargebacks, retroactive price adjustments and any other reasonable allowances granted following the original invoice. A Copy of Licensed Software shall be deemed to be sold or leased upon acceptance of the
Licensed  Software  by  the customer.   In  no  event, however,
shall Net  Sales  exceed  the amount actually paid to TMS.

          1.15. Operating Agreement shall mean the certain operating agreement by and among the LLC, MI and TMS of even date herewith.

          1.16. Person shall mean a natural person, a corporation (for profit or not-for-profit), an association, a partnership (general or limited), a joint venture, a trust, a government or political department, subdivision, or agency, or any other entity.

          1.17. Prescribed Term shall mean terms, conditions and warranties implied by law and to some contracts for the supply of goods and services which the law expressly provides:

               (a)   may not be excluded, restricted or modified;
     or

               (b) may be excluded, restricted or modified only to a limited extent.

          1.18. Processor System shall mean a central processing unit ("CPU") and one or more co-processors (e.g., math or graphics co-processors) associated with the CPU.

          1.19.     Royalty shall have the meaning given in Section 3.1.

          1.20. Sheet shall mean two sides or two pages of a single sheet of paper whether processed in whole or in part by the Licensed Software.

          1.21.     Term shall have the meaning given in Section 4.

          1.22.     Territory shall be the world.

          1.23. Trademark Use means use of a Licensed Mark in accordance with and subject to Section 2.4.

          1.24. Transactional Agreements shall have the meaning given in Section 1.07 of the Master Agreement.

          1.25. Use or Using of the Licensed Software shall mean the performance of the following steps only:

               (a) copying some or all of a Copy of the Licensed Software into memory accessible by one or more Processor Systems, solely for the purpose of making the Copy accessible to that Processor System for execution of the Licensed Software (specifically not including making other Copies of the Licensed Software in disk storage or other permanent storage); and

               (b)   causing  the  User's  Processor  System   to
          execute the computer programs which have been copied into its memory.

          1.26. User shall mean each Person who Uses the Licensed Software to perform VSC Services, in the Field.

          1.27. User License shall mean a license granted by TMS to a User to Use the Licensed Software in accordance with
Section 1.24 (a) and (b).

          1.28. User License Agreement shall have the meaning given in Section 2.2.

          1.29. VSC Services shall mean the processing of Sheets, which may include archiving the resulting images of those Sheets, and reading Items utilizing the Licensed Software.

     2.   Grant of License.

          2.1. License Rights Granted. Subject to the terms and conditions of this Agreement, LLC hereby grants to TMS and TMS hereby accepts a non-exclusive license in the Territory (the "License") during the Term, under any and all Intellectual Property Rights owned or otherwise assertable by LLC, to engage in the following Licensable Activities:

               (a)  Distribution of Copies of the Licensed
                    Software to customers within the Field for the sole purpose of performing VSC Services by Users thereof;

               (b)  Trademark Use of the Licensed Marks; and

               (c)  Distribution of Documents for use by Users.

          2.2. Sublicensing. TMS shall have the right to grant User Licenses in the Territory, but shall have no other right to grant other sublicenses of the rights conferred by this Agreement. Prior to granting any User License, TMS and MI, on behalf of the LLC, shall agree upon a standard User License agreement (excluding financial terms), which form shall be attached hereto as Annex B ("User License Agreement").

<PAGE)  3

          2.3. No Other Rights Granted. Apart from the license rights enumerated in this Agreement, this Agreement does not include a grant to TMS of any other right, license or interest in, any trademarks of the LLC, the right to engage in any other Licensable Activity, nor any other ownership right, title, or interest, nor any other security interest or other interest, in any other Intellectual Property Rights relating to the Licensed Software. LLC acknowledges,
however,  the  exclusive   license separately  granted  to TMS
under Section 7.2  of  the  Operating Agreement   to   use
"Program  Patent  Rights"   and   "Program Technology",   as
such  terms  are  defined  in  the   Operating Agreement,
outside of the Field (as such term is defined in the Operating Agreement and not as defined in this Agreement).

          2.4. Licensed Marks.

               (a) The Licensed Marks shall be used only in connection with the grant of User Licenses of the Licensed Software in connection with the VSC Technology (as defined in the Operating Agreement) and may not be used to identify any other product or service, whether or not licensed under this Agreement. TMS shall cause appropriate indicia of LLC's ownership of the Licensed Marks to appear on all promotional materials using the Licensed Marks.

               (b) TMS may use its own trademarks in conjunction with the Licensed Marks.

               (c) TMS acknowledges LLC's right to control quality regarding the nature and quality of the Licensed Software sold under the Licensed Marks. TMS agrees to the quality standards as the LLC has or shall establish regarding the manner of the Licensed Marks' use. LLC reserves the right to inspect the use of the Licensed Marks and TMS agrees to provide examples of its use every six (6) months and as requested by LLC. All use of the Licensed Marks shall terminate upon the termination of this Agreement.

               (d) TMS acknowledges the validity of LLC's ownership, right, title and interest in and to the Licensed Marks, including LLC's rights to register or to have registered as the owner of any or all of the Licensed Marks under the laws of any jurisdiction. All use of any of the Licensed Marks by TMS shall inure to the sole benefit of LLC in any and all jurisdictions. Notwithstanding the foregoing, if any of the Licensed Marks are found to be invalid or generic in a court of law or by a decision of the Trademark Office of any jurisdiction, and such decision is not appealed or is not ultimately overturned, then TMS shall no longer be required to treat the Licensed Marks as trademarks of LLC or to be bound by the restrictions of this Agreement concerning their use, in the nation in which the decision was rendered.

               (e) TMS shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of LLC in and to such Licensed Marks. If in the reasonable business judgment of LLC any act or failure to act by TMS constitutes a danger to the value or validity or ownership of any of the Licensed Marks, then LLC may in lieu of or in addition to any other remedy available to it (including termination of the Trademark License) give notice to TMS describing the danger and may suspend in whole or in part TMS's right to use the Licensed Marks, effective on TMS's receipt of the notice. The suspension shall continue until LLC reasonably determines that the danger no longer exists.

     3.   Royalties.

          [***]

           3.2. Monthly Reports. Within twenty (20) days after the end of each month, TMS will furnish LLC with an itemized report ("Monthly Sales Report"), signed on behalf of TMS by an authorized representative of TMS, that sets forth in detail:

               (a) the number of Copies of Licensed Software distributed to Users in that reporting period pursuant to this Agreement;

               (b) the calculation of Net Sales for that reporting period; and

               (c)  the name and addresses of each User who
provided VSC Services in that reporting period pursuant to this Agreement, which information shall be kept confidential by LLC pursuant to the Master Agreement; and

               (d) the amount due LLC for Royalties during that reporting period.

          3.3. Annual Reports. Within forty-five (45) days after the end of each calendar year, TMS will furnish LLC with a consolidated year-end report, signed on behalf of TMS by an officer of TMS.

               (a) The year-end distribution report will include year-to-date information as of the year end.

               (b) The year-end distribution report may be combined with the final Monthly Sales Report for the year in question under Section 3.2 if (i) the final Monthly Services
Report results are separately stated, and (ii) the year-end report is delivered on or before the time at which the final Monthly Sales Report is due.

          3.4. Records; Inspection Rights. TMS will maintain appropriate records of the number and location of all Copies that it may make of the Licensed Software, as well as records of services and deductible expenses made pursuant to the License granted hereunder. Such records shall, within three (3) years after the royalty period to which such records relate, be open to inspection from time to time on reasonable notice during normal business hours by LLC or by an independent accountant selected by LLC and approved by TMS, which approval shall not be unreasonably withheld. LLC or the accountant shall have the right to examine the records which relate to the computation of the Royalties to be paid under this Agreement and the accountant may report the findings of such examination of records to LLC solely to the extent of reporting the accuracy of the reports and payments made by TMS, including the amount of any discrepancy, if any. Such examination, however, shall not occur more than one (1) time per year, unless the prior year's audit disclosed a discrepancy, or unless a cumulative total of two audits has disclosed a discrepancy, in which case such examinations may occur up to four
(4) times per year at times and intervals selected in the sole discretion of LLC. A copy of any report provided to LLC by the accountant shall be given concurrently to TMS. Any accountant so selected shall sign, at the request of TMS, an appropriate agreement with TMS to keep confidential all information obtained as a result of such examination of records. LLC shall be responsible for all the costs associated with such audit, unless the examination of the accountant reveals: (i) an underpayment by TMS by more than ten percent (10%) of the amount actually owing to LLC during any annual reporting period, or $10,000, whichever is greater, in which case TMS shall bear such costs; or (ii) there is an underpayment in the period in question and the amount of all underpayments from all prior periods exceeds $20,000, in which case TMS shall bear such costs of the final audit.

[*CONFIDENTIAL TREATMENT REQUESTED]

          3.5. Modification of Licensed Software.  TMS may modify
any  of  the  Licensed  Software  ("Modifications")  without  the
specific  written  permission  of LLC.   Modifications  shall  be
subject to Section 7.1.3 of the Operating Agreement

     4.    Term.   The term (the "Term") of this Agreement  shall
commence upon execution and shall continue until terminated as provided herein.

     5. Disclaimer of Warranties and Representations. LLC DISCLAIMS ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN), WITH RESPECT TO THE
LICENSED SOFTWARE OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT LLC KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, LLC EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN TMS (AND ANY PERSON CLAIMING RIGHTS DERIVED FROM TMS'S RIGHTS) WITH RESPECT TO THE LICENSED SOFTWARE OR ANY PART THEREOF.

[***]

[*CONFIDENTIAL TREATMENT REQUESTED]

          [***]

     7.   Termination.

          7.1. Termination. The only cause for termination of this Agreement shall be if a party fails to perform any of its obligations under this Agreement and fails to remedy said breach within thirty (30) days after being given written notice of specific failure or default and termination by the non-breaching party (MI may act on behalf of the LLC, in the case of a failure to pay royalties under Section 3 or other default by TMS under this Agreement).

          7.2. Effect of Termination. In the event that this Agreement is terminated:

               (a) any and all rights granted to TMS under this Agreement including all sublicenses granted to Users in violation of the terms of this Agreement shall immediately terminate, but any sublicenses granted to third parties not affiliated with TMS that were granted in good faith by TMS to bona fide purchasers for value and that were in compliance with the terms of this Agreement at the time of such grants shall survive termination, and such Users shall be deemed licensees to LLC;

               (b)   each  party will deliver to the other  party
within  twenty  (20)  days  of  termination  all  copies  in  its
possession   or   control  of  the  other  party's   Confidential
Information relating to this Agreement;

               (c) TMS's obligations to make royalty payments shall survive termination;

               (d)   except as specially provided herein, neither
party  hereunder  shall  be  discharged  or  relieved  from   any
liability or obligation existing prior to such termination; and

               (e) all Users whose sublicenses are terminated under (a) above shall cease Using Licensed Software and Licensed
Marks.

           7.3 Payment of Claimed Royalties. Notwithstanding 7.1 and 7.2 above, this Agreement shall continue in full force and effect as long as TMS delivers claimed Royalties into escrow until any matters in dispute are resolved.

     8.   Miscellaneous.

          8.1. Independent Contractor. The parties acknowledge and understand that each party is an independent contractor under this Agreement. This Agreement shall not create nor be construed to create an employee/employer, agent/principal, partnership or joint venture or any other relationship among TMS and LLC other than that of independent contractor. Further, no party has any authority whatsoever to represent to any party that it is the other's attorney-in-fact or to act on behalf of or bind the other party in any capacity or way with respect to this Agreement.

[*CONFIDENTIAL TREATMENT REQUESTED]

          8.2. Further Action. Without further consideration, each party hereby agrees to execute and deliver, and to cause its officers, trustees, employees and agents to execute and deliver, such other instruments, and to take such other action as the other party may reasonably request to more effectively convey, transfer, vest and put in possession, the rights granted hereunder, and to assist in the recordation of same as necessary, all in such form and substances as the requesting party may reasonably request.

          8.3. Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the legal representatives, administrators, successors and any permitted assigns and licensees of the parties hereto but shall otherwise be non-transferable without the express written consent of the non-assigning party.

          8.4.  Governing  Law.   This  Agreement  and  all  User
license agreements shall be deemed to have been made under, and shall be construed and interpreted in accordance with the laws of the State of Delaware.

          8.5. Entire Agreement. The terms and conditions herein contained, including all the annexes hereto, along with the Transactional Agreements and all exhibits, annexes and schedules thereto, constitute the entire agreement between the parties and supersede all previous communications whether oral or written between the parties hereto with respect to the subject matters hereof, and no other previous agreement or understanding varying or extending the same shall be binding upon either party hereto. Nothing herein shall otherwise limit any rights or obligations of MI, TMS or LLC under the Operating Agreement.

          8.6. No Waiver. The parties covenant and agree that if any party fails or neglects for any reason to take advantage of any of the terms provided for the termination of this Agreement or if either party, having the right to declare this Agreement terminated, shall fail to do so, any such failure or neglect by either party shall not be a waiver or be deemed or be construed to be a waiver of any cause for the termination of this Agreement subsequently arising, or as a waiver of any of the terms, covenants or conditions of this Agreement or of the performance thereof unless such breach has been cured as provided herein. None of the terms, covenants and conditions of this Agreement may be waived by any party except by written consent by all the parties.

          8.7. Amendment. No amendment or modification to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of both parties.

          8.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement by their duly authorized officers on the date specified above.

LLC:                VSC TECHNOLOGIES, LLC

                    By:   Measurement Incorporated, Manager
                    By:   /s/ Henry H. Scherich
                          ----------------------------------
                          Henry H. Scherich, Ph.D., President

                    By:   TMS, Inc., Manager
                    By:   /s/ Deborah L. Klarfeld
                          -----------------------------------
                          Deborah L. Klarfeld, President

TMS:                TMS, INC.

                    By:
                          /s/ Deborah L. Klarfeld
                          -----------------------------------
                          Deborah L. Klarfeld, President